CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 19, 1995, in this Registration Statement (Form N-2) of PaineWebber Premier Insured Municipal Income Fund Inc.


                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


     New York, New York
     October 3, 1995
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